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                                                                 EXHIBIT 10.12

                                     BETWEEN

1. TALWALKAR & TALWALKAR, A Proprietory concern, having its Office at "Sai House", 17/7, Erandawane, Near Excel Service Station, Pune 411 004, hereinafter referred to or called as "THE PROMOTER", (which expression unless repugnant to the context or meaning thereof shall mean and include its Proprietor, his legal heirs, executors, administrators, assigns, etc.)

                           ...PARTY OF THE FIRST PART

2. VERITAS SOFTWARE INDIA PVT. LTD., a Company incorporated under the Companies Act 1986 having office at 1179/3 Shivajinagar, Modern College Road, Pune - 411 005, through its Director Mr. Madhu Velji Popat, Age:
      Adult years, Occupation: Service, residing at 476 Bhau Daji Road, Matunga, Mumboi 400 095 , athorised to execute this agreement vide Resolution dated________, hereinafter referred to or called as "THE PURCHASER" (which expression unless repugnant to the context or meaning thereof shall mean and include its Directors, their successors in title, executors and administrators.

                              ...PARTY OF THE SECOND PART

                              AND

3.

      1.    MR. RAJENDRA DATTATRAYA PATHAK, Age about 37 years, Occupation:
            Advocate, Residing at 41, Shailesh Society, Karvengar, Pune 411 052.

      2.    MRS. KAMAL TRIMBAK NIGHOJKAR, Age about 67 years, Occupation:
            Housewife, Residing at 301, Amarpui, 38/2, Karvengar, Pune 411 052.

      3.    MRS. BAKUL PRABHAKAR PATHAK, Age about 64 years, Occupation:
            Housewife, Residing at 27 -B Swapnanagari, 20 Karve Road, Pune 411
            004

      4.    MRS. NALINI MANOHAR SARAF, Age about 61 years, Occupation:
            Housewife, Residing at 528, Narayan Peth, Pune 411 030.

      5.    i) MR. NARHAR VAMAN PANDIT, Age about 60 years, Occupation:
            Business, Residing at 384, Sadashiv Peth, Pune 411 030.

            ii)   MR. MADHAV NARHAR PANDIT, Age about 36 years, Occupation:
                  Service, Residing at 384, Sadashiv Peth, Pune 411 030.

            iii)  MR. MAHESH NARHAR PANDIT, Age about 29 years, Occupation:
                  Service, Residing at 384, Sadashiv Peth, Pune 411 030

            iv)   MS. MADHAVI DAMODAR THITE, Age about 26 years, Occupation:
                  Service, Residing at 384, Sadashiv Peth, Pune 411 030.

            v)    MS. MEDHA NARHAR PANDIT, Age about 25 years, Occupation:
                  Housewife, Residing at 384 Sadashiv Peth, Pune 411 030

hereinafter referred to or called as "THE CONFIRMING PARTIES", (which expression unless repugnant to the context or meaning thereof shall mean and include the owners themselves, there respective heir, legal representatives, executors, administrators and assigns).

                           ...PARTY OF THE THIRD PART

through their constituted attorney MRS. BHARTI VIKRAM PATWARDHAN/MR. RAJAN
ALUR.

(A) The confirming parties herein are the owners, of the property which is more particularly described in the Schedule I written hereinunder, (hereinafter referred to as the "THE SAID LAND" and the Confirming Parties also represented to the Promoter herein that they have a marketable title to the said land:

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(B)   AND WHEREAS the Confirming Parties herein are the sole and absolute Owners of land more particularly described in Schedule I written hereunder (hereinafter referred to or called as the said land).

(C) AND WHEREAS the Competant Authority, Pune, vide its order under section 8(4) of the ULC Act dated 18-9-95, declared that out of the total area of
      Schedule I property of 3400 sq. mtrs. an area admeasuring 2130.38 sq. mtrs. was non vacant and 1269.62 sp. mtrs. as vacant land.

(D) AND WHEREAS the Confirming Parties did not have knowledge expertise and experience of construction of the buildings and they therefore appointed the Promoter herein for the development of the said land by executing Development Agreement dated 02.02.1995 with the Promoter and gave the Promoter herein power and exclusive authority and right to develop and to construct and so sell and transfer and allot the Offices parking space etc. to the intending purchasers, subject to the terms and conditions mentioned in the said Agreement.

(E) The Promoter herein has appointed M/s. Pandit Joshi & Associates, Pune and Ruikar Associates, Pune as their Architects and as Structural Engineers respectively for the preparation of the design and drawings of the buildings which are proposed to be constructed on the said land. The Promoter herein has reserved the right to change such Architect and Structural Engineer before the completion of the building/s.

(F) As a result of the aforsaid agreement, the Promoter herein alone is entitled to develop and construct the buildings on the said land and has exclusive right to sell, lease, mortgage etc. The Offices, tenements, car parkings, terraces, reserved/ restricted areas, garden area, garage/outhouse, space for advertisement on the terrace of buildings, etc. in the buildings which are under construction or to be constructed on the said land by the Promoter and to enter into agreements with the Purchasers, Mortgagees, lessees, etc. and to receive sale price/ consideration and deposit and other charges in respect thereof.

(G) The copies of Certificate of Title issued by the Advocate of the Promoter, 7/12 extract showing the nature of the title. Of the owners of the said land, on which the units are under construction and the copies of the plan/s and details of the Offices and specification have been annexed hereto and marked as Annexure "A", "B", "C", "D" and "E" respectively.

(H) The Purchaser/s herein has/have demanded from the Promoter and the Promoter has given inspection to the Purchaser/s of all the documents relating to the said land and the plans, design and specification prepared by the aforesaid Architect of the Promoter and such other documents as are specified under the Maharashtra Ownership Flats (Regulation of the Promotion of Construction, sale Management and Transfer) Act, 1963 (hereinafter referred to as "The Said Act") and rules made thereunder.

(I) After the Purchaser's inquiry the Promoter herein has requested the Purchaser to carry out independent search by appointing its own Advocate and to ask any queries, he/she/ they has have regarding the market title and nature of the title of the confirming parties of the Owners and the Promoter. The purchaser/s has/have satisfied himself/herself/ themselves in respect of the marketable title of the Confirming Parties and right of the Promoter herein therefore, has agreed to purchase the Offices more particularly described in the Annexure-D herein and delineated red colour boundary line on the Annexure-C annexed hereto (hereinafter referred to or called as "THE SAID OFFICES").

(J) The Promoter herein has agreed to provide amenities in the said Accommodation which are more particularly described in the Annexure E annexed hereto.

(K) The Purchaser/s herein is/are aware of the fact that the Promoter herein and the confirming Parties herein have entered or will enter into similar or separate agreement/s with sever a lot her person/s and parties in respect of other offices, terrace/s, garage/s car parking/s under the stilt, land adjacent to the building within the said land for garden etc.

(L) The Office Purchaser/s herein represented, assured and declared that he/she/they are entitled to and otherwise not debarred or disentitled to acquire a Offices under the provision of Maharashtra Co-operative Societies Act, 1960. (Maharashtra Act No. XXIV of 1960) and Urban Land (Ceiling & Regulation) Act, 1976.

(M) The Parties herein have filed Form No. 37-1 under section UC of the Income-Tax at 1960 in respect of this transaction and have obtained consent of the Appropriate Authority vide Order No. AHD/AA/PN 2789/95-96 dated 27th May 1996.

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(N)   AND WHEREAS under section 4 of the said Act the Promoter is required to execute a written Agreement for Sale of the Premises/units to the Purchaser being infact these presents and also registered the said Agreement under the Registration Act.

(O) The parties here to are desirous to reduce into writing all the terms and conditions of this transactions and hence these presents.

NOW THEREFORE, THIS INDENTURE WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS UNDER:

1. The Promoter herein has obtained sanction of the building plans in respect of the buildings which are under construction on the said land and the Promoter herein shall continue to construct and complete the construction of the said buildings on the said land in accordance with the plans, designs and specifications approved or to be approved by the concerned authority, which have been seen and approved by the Purchaser/s subject to such alterations and modifications as the Promoter in its sole discretion may think fit and necessary or may be required by the concerned local authority/ Government to be made in them or any of them.

2. The Purchaser/s hereby gives / give his / her / their irrevocable consent to the Promoter herein to carry out such alteration, modifications in the sanctioned plan/s of the said building/s as the Promoter in his sole discretion thinks fit and proper and/or such any law, rules, regulations, order or request made by the local authority, planning authority competent authority or Government or any local authority.

      Provided that the Promoter shall have to obtain prior consent in writing of the purchaser/s if such alterations and modifications adversely affect the construction of the said accommodation.

      The Purchaser/s herein shall have no right to withhold such permission without any reasonable cause and shall give such permission as and when required by the Promoter herein.

3. Relying on the Purchaser's representation and the assurance, the Promoter here in agreed to sell and the Purchaser/s has/have agreed to purchase Office Nos. 1&2 (ONE AND TWO) in Building No. "A", admeasuring built-up area 959.12 SQ. MTRS approximately i.e. 10,324 SQ. FT. and carpet area about 854 SQ. MTRS. I.E. 9,188 SQ. FT. and (including area of balcony/ies) on First and Second floors above Parking, in Building No. "A", which Offices are shown in RED colour boundary line on the plan annexed hereto as Annexure "C" along with six (6) Car Parks No. 14, 15, 16, 17, 18, & 19, in the same Building No. " A" which is more particularly delineated in Red Colour boundary line in Annexure-C annexed hereto and hereinafter, the aforesaid premises referred to or called as "THE SAID OFFICE", at or for a total consideration of RS. 2,47,11,400/- (RUPEES TWO CRORES FORTY SEVEN LACS ELEVEN THOUSAND FOUR HUNDRED ONLY) including the price for proportionate share in the said land and includes price of the common areas and facilities, appurtenant to the premises, excluding all expenses for stamp duty and registration fees, which shall be paid by Offices Purchaser separately. The nature, extent and described in the Schedule-II written hereunder and the Promoter has agreed to provide the amenities in the said Offices and more particularly described in the annexure "E" written hereto.

The Purchaser/s herein shall pay the aforesaid agreed consideration to the Promoter in the following manner:

i)    Rs. 11,75,000/- paid prior to the execution of these presents vide cheque
                      No. 282926 dated 29/3/96 drawn on CitiBank, Mumbai.
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ii)   20%             Paid at the time of execution of this Agreement by
                      adjustment of the deposit amount of Rs 11,75,000 (Rupees Eleven Lacs Seventy Five Thousand only_ paid on MOU and valance by Cheque No. ___________dated________drawn on ____________ Bank.

iii)  10%             At the time of concreting of first slab of the building.

iv)   10%             At the time of concreting of the second slab of the
                      building.

v)    15%             At the time of concreting of third slab of the building.

vi)   10%             At the time of completion of internal plaster work of
                      first & second floors.

vii)  20%             At the time of completion of plumbing work of first &
                      second floors.

viii) 15%             At the time of handing over possession of the premises.

---------

100% Total RS. 2,47,11,400/- (Rupees Two Crores, Forty Seven Lacs, Eleven Thousand, Four Hundred Only.)
---------

The Purchaser shall on or before delivery of possession of the said premises keep deposit of the following amount as demanded by the Promoter from time to time.

i)     Towards MSEB charges : At actuals + Rs. 50,000/-

ii)    Towards Association Formation/Legal Charges : Rs. 50,000/-

The Purchaser herein shall pay the aforesaid amount on the Purchaser receiving the written intimation from the Promoter calling upon the Purchaser to make the payment. "Payment in time is the essence of the contract."

4. It is hereby agreed that the Promoter and the Purchaser/s shall observe and perform and comply with all terms and conditions, stipulations, restrictions, if any, which have been or which may be imposed by local authority at the time of sanctioning of the plans or any time thereafter or at the time of granting Completion Certificate. The Purchaser/s shall not be entitled to claim possession of the said Offices until the completion certificate in respect of the said Offices is received by the Promoter and the Purchaser pays all dues payable under this agreement in respect of the said Offices to the Promoter.

5. It is hereby declared that sanctioned plan/s has/have been shown to the Purchaser /s and the floor space index (F.S.I.) available is shown in the said plan/s. Similarly, the floor space index, if any utilised as floating floor space index or any other manner i.e. to say transfer from this property to another property or the floor space index of any other property used by this property is also shown in the plan/s. In this Agreement, the worf F.S.I or floor area ratio shall have the same meaning as understood by the planning Authority under its Building Regulation or Bye-Laws.

      The Promoter shall have right of pre-emption or first right to utilise the residual or available F.S.I. or which may be increased for whatever reason in respect of the said land or any other F.S.I. granted by the appropriate authority and allowed to use the same on the said land by constructing or raising any floor of the building which is under construction on the said land even after completion of existing work but in any case before execution of final conveyance, in favour of society or apartment holders. And the Promoters is entitled to sell the said F.S.I. to any person of his choice & the Society Association of Apartments


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Owners shall admit such person/s as member/s of the Society/Association of
Apartments Owners. The purchaser/s herein by executing these presents has given its irrevocable consent for the aforesaid purposes.

6. The Promoter has made full and true disclosure of the title to the said land as the encumbrance, if any known to the Promoter. The Promoter has also disclosed to the Office Purchaser/s, nature of its right, title and interest or right to construct building/s. The Promoter has also given inspection of all the original documents and given certified true copies of all documents to the Office Purchaser to carry out the search and to investigate the title by appointing its own Advocate. The Office Purchaser/s having acquainted itself with all the facts and rights of the Promoter and has entered into this Agreement. The Office Purchaser/s hereafter shall not be entitled to challenge or question the title of the Confirming Parties and the right/authority of the Promoter in respect of the said land and to enter in to this agreement.

7. It is hereby agreed that the time for payments as specified above is the essence of the contract and on failure of the Office Purchaser/s has/have committed breach of this Agreement and the Promoter shall be entitled to take such action as he is entitled to take I case of breach of this Agreement.

8. Without prejudice to the right off the Promoter to take action for breach arising out of delay inn payment of the Installments on the due dates, the Office Purchaser shall be bound and Liable to pay interest @24% per annum with quarterly rests, on all the amounts which become due and payable by the Office Purchaser/s to the Promoter till the date of actual payment, provided that tender of the principle amounts and interest or tender of the interest and expenses thereof shall not itself be considered as waiver of the right of the Promoter under this Agreement, nor shall it be construed as condonation of the delay by the Promoter.

9. On the Officer Purchaser/s committing default in payment on the due dates of any of the installments payable under this Agreement or any other amount due and payable under this Agreement (Including its proportionate shares of taxes levied by the concerned local authority and any other outgoing) and on the Office Purchaser/s committing breach of any of the terms and conditions of this Agreement, the Promoter shall in his sole discretion entitled to terminate this Agreement.

      Provided always that the power of termination under this Agreement shall not be exercised by the Promoter unless the Promoter has given to the purchaser 15 (fifteen) days prior notice in writing of his intention to terminate the Agreement, and point out the breach of the breaches of the terms and conditions on account of which it is intended to terminate this Agreement, and the Purchaser has called and/or neglected to retify the breach or breaches within the period of 15 (fifteen) days of such notice.

      Provided further that upon termination of this agreement after deducting 10% amount of the total consideration as the earnest money which the Promoter herein is entitled to forfeit, the Promoter shall refund to the Purchaser the installments or price which the Purchaser/s might have till then paid to the Promoter but without any interest, the aforesaid amount shall be paid by the Promoter to the Purchaser/s immediately prior or after resale of the and is entitled to do the same on refund of amount by cheque/demand draft as aforesaid by post.

10. The specifications of the Offices, and fixtures, fitting and the amenities to be provided by the Promoters to the said Offices or to the said Building are described in the Annexure "E" annexed hereto. If any other extra fittings, or amenities are provided by the Promoter, the Officer Purchaser shall be bound to pay the extra price for such additions as per bill of the Promoter. The bill raised by the Promoter shall be final. If any extra fittings, fixtures and/or amenities are required by the Purchaser/s, then the Purchaser/s shall inform in writing (the promoter may in his discretion entertain and act even on oral request) to the Promoter. Then the Promoter herein at his/their sole discretion may carry out the work after the Purchaser/s depositing such extra cost/price with the Promoter and for such additions bills raised by the Promoter shall be final.

11. The Promoter herein shall give the possession of the said Offices, to the Purchaser/s on execution of conveyance only. (on or before 18th September
      1997). If the Promoter fails or neglects to execute aforesaid document/s and handover the possession for the reason beyond its control by the aforesaid date or within the period mentioned under Section 8 of the Maharashtra Ownership Flats Act, 1963, then the Promoter shall be entitled or liable on demand to refund to the Purchaser/s the amount already received by the Promoter in respect of the said Offices, with interest @ 24% per annum, from the date the Promoter received the said sum till the date the amount and interest are repaid. Till the


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      entire amount and interest thereon is refunded by the Promoter to the
      Purchaser/s they shall subject to the prior encumbrances, if any, be a charge on the said Offices. Provided that the Promoter shall be entitled to reasonable extension of time for giving possession of the said Offices. Provided that the Promoter shall be entitled to reasonable extension of time for giving possession of the said Offices on the aforesaid date, if the construction and completion of building in which the said Offices is to be situated is delayed on account of:

            X) non- availability of steel, cement, other building materials, water or electric supply.

            XI)   War- Civil commotion or act of God

            XII) any notice order, rule notification of the Government and/or public or competent authority.

      The Promoter herein has agreed to pay liquidated damages to the Purchaser @ 2% per month of the purchase price for delay beyond one month from the date mentioned above i.e. 18.09.1997. The Promoter has also agreed to allow the Purchaser to enter into premises for starting internal furnishing on or before 18.06.1997.

12. If within a period of three years from the date of obtaining completion certificate from the Pune Municipal Corporation, Pune, the Purchaser/s brings to the notice of the Promoter any structural defect in the Offices or the building in which the Offices, are situated or the material used thereon or any unauthorised change in the construction of the said building, then wherever possible such defect or unauthorised changes shall be rectified by the Promoter at its own cost and in case it is not possible to rectify such defects or unauthorised changes, then the Office Purchaser shall be entitled to receive from the Promoter reasonable compensation for such defects or unauthorised change in the said accommodation.

      Provided further that it is agreed that the described liability period shall be deemed to have commenced from the date on which the Promoter has given the necessary intimation under this Agreement whichever is earlier. Provided however, that the Office Purchaser/s shall not carry out any alterations of whatsoever nature in the said Offices or in the fittings therein, in particular it is hereby agreed that the Office Purchaser/s shall not make any alterations in any of the fittings, pipes, water supply connections or any of the erection in the bathroom as this may result in seepage of the water. If any of such works are carried out without the written consent of the Promoter, the defect liability automatically shall become void.

13. The Office Purchaser/s shall use the said Offices or any part therefore or permit the same to be used only for the purpose permitted by the local authority. Is shall use the garage or parking space only for the purpose of keeping or parking the Office Purchaser's own vehicle.

14. The Office Purchaser/s along with other Purchaser/s of Office/shop etc. in the building/s shall join in forming and registering the Society or a limited Company or an Association of Apartment Owners and also from time to time sign and execute all the applications for registration and/or membership and other papers and documents necessary for the formation and the registration of such body including the bye-laws of the proposed society or a limited company or an Association of Apartment owners and duty fill in, sign and return to the Promoter within 15 days of the same being forwarded by the Promoter to the Office Purchaser, so as to enable the Promoter to register the Organisation of the Offices. In the event the Purchaser failing or neglecting to sign the necessary papers or not giving the co-operation or assistance required by the Promoters, the Promoters shall not be liable for any delay in the formation of the society, Association or the company as the case may be and if the defaulter neglects or any of the Officers Purchaser continues to default for a period of 4 months then the Promoters shall be relieved of their obligation to form the Society Association/ Company which shall thereafter be formed only by all the Office/shop Purchasers. No obligation shall be taken by the office/Purchaser/s if any changes or modifications are made in the draft by-laws of the memorandum and/or Articles of Association, unless it is required by the Registrar of Co-operative Societies or the Registrar of the Company the case may be, or any other Competent Authority.

15. Unless prevented by circumstances beyond the control of Confirming Parties and the Promoter, it is agreed that within four months of the registration of the Association the building together with land below the building shall be transferred to the Unit Holders of Association or after submitting the said land or any part thereof along with building/s constructed or to be constructed thereon under the provision of Maharashtra Apartment /Ownership Act, 1970, by the Owner and the Promoter herein and after payment of all dues if any by the Office Purchaser/s to the Promoter, and after the sale of all flats in the scheme the Owners and the Promoters herein shall execute necessary deed of apartment/conveyance in favour of the Purchaser herein. In the event the scheme consisting of multiple building the conveyance shall be executed within three years of the completion of the last building.

16. It is hereby agreed that the Promoter has the exclusive right of allotment of the different parking spaces or garage or terraces or open spaces to one or more person/s of their choice, and such person/s may not be the owners or holders of the Offices. The person/s to whom such terraces or parking space/s or garage/ss or open spaces are allotted shall be admitted as the members of the Association. The areas mentioned in Schedule- II shall be the common areas and facilities and the Promoter shall be entitled to declare all other areas as restricted or reserved areas and facilities and/or alienate and dispose of other areas and facilities in such manner as the Promoter thinks fit.

17. Commencing a week after notice in writing is given by the Promoter to the Purchaser/s that the office are already for use and occupation the Purchaser/s shall be liable to bear and pay the proportionate share (i.e. in proportion to the floor area of the Offices or in lump-sum monthly amount) of out going in respect of the said land and building/ building namely local taxes, betterment charges or such other levies imposed by the concerned local authority and /or Government, Water charges, Insurance, Common lights, repairs, and salaries of clerks , bill collectors, chowkidars, sweepers and all other expenses necessary and incidental to the Management and maintenance of the said land and building/s.

      The amount of consideration mentioned in this agreement includes maintenance charges for 6 months from the date of issue of completion/ occupation certificate by PMC. However =, due to any reason if the management of the Association of the Apartment owners is not handed over by the Promoter/Developer to the said Society/Association, then in that event, the Officer Purchaser shall pay Rs. 1500/-per month towards management of the premises to the Promoter/Developer, till such time the management is handed over to the proposed Association by the Promoter/Developer.

18. The Purchaser/s itself with intention to bring all person into whatever hands the said Offices may come, both hereby covenant with the Promoter as follows for the said Offices and also for the building in which the Offices is situated.

      a) To maintain the said offices at purchasers owns cost any good tenantable repair and condition from the date of completion certificate and shall not do or cause to be done anything in or to the said Offices or building in which the said Offices or the building in which the said accommodation is situated, staircase or any passage which may be against the rules, regulations or bye laws of the concerned local or any other authority or change/alter or make addition in or to the said Offices and/or building in which the said Offices are situated and the said Offices itself or ant part thereof.

      b) Not to store in/outside the said Offices/building/surrounding area any good which are of hazardous combustible or dangerous nature or are too heavy as to cause damage to the construction of structure of the building or storing of which goods of objected to by the concerned local or other authority and shall not carry or caused to be carried heavy packages to upper floors, which may damage or are likely to damage the staircases, common passages or any other structure of the building including entrances of the building and in case any damage is caused to the building in which the said Offices are situated or to the said Offices on account of negligence or default of the Purchaser/s in this behalf, the Purchaser/s shall be liable for all the consequences of the breach.

      c) To carry at its own cost all internal repairs to the said Offices and maintain the said Offices in the same condition, state and order in which it was delivered by the Promoter : Provided that for the defect liability period such repairs shall be carried out by the Purchaser/s with the written consent and the supervision of the Promoter and shall not do or cause to be done anything contrary to the rules under regulations and bye-laws of the concerned local authority or other public authority. And in the event of the Purchaser/s committing any act in contravention of the above provisions, the Purchaser/s shall be responsible and liable for the consequences thereof to the concerned authority and / or other public authority.

      d) Not to demolish or cause to be demolished; and not to make at any time or cause to be made any addition or to the said Offices or any part thereof, or in or to the building in which said Offices are situated and not to make any alteration the elevation outside colour scheme of the building and shall keep the portion, sewers, drains, pipes and appurtenances thereto in good tenantable repair and condition, and in particular, so as to support shelter and protect other parts of the buildings and shall not chisel or in any other manner cause damage to the columns, beams, walls, slabs or RCC, pardis or other structural members in the said Offices without the prior written permission of the Promoter till final conveyance.

      e) Not to do cause to be done any act or thing which may render void or voidable any insurance of the said land and the building or any part thereof whereby any increase in premium shall become payable in respect of the insurance.

      f) Not to throw dirt, rubbish, rags, garbage, or other refuse or permit the same to be thrown from the said Offices in the compound or any portion of the said land and the building.

      g) Pay to the Promoter within seven days on demand from the Promoter, its share of security deposit demanded by the concerned local authority or the Government for giving water, electricity, or any other service connection to the building in which the said Offices are situated.

      h) To bear and pay the local taxes, water charges, insurance and such other levies, if any, from the date of completion certificate in respect of the said Offices and also any additional increased taxes, insurance etc., which are imposed by the concerned local authority and / or the Government and / or other public authority on account of change of user of the said Offices by the Purchaser/s viz. user for any purposes other than for permitted purpose.

      i) The Purchaser/s shall not let, sub-let, transfer, assign, or part within Purchaser/s interest or benefit factor of this agreement or part with the possession of the said Offices until all the dues payable by the Purchaser/s to the Promoter under this agreement are fully paid up and only if the Purchaser/s had not been guilty of breach of or non-observance of any of the terms and conditions of this agreement.

      j) The Purchaser/s shall observe and perform all the rules and regulations which the Association of Office/Shop Owners may adopt at its inception and the additions, alterations or amendments thereof that may be made from time to time for protection and maintenance of the said building and the Offices/Shops therein and for the observance and performance of the Buildings Rules, Regulations and Bye-laws for the time being of the concerned local authority and of the Government and other public bodies. The Purchaser/s shall also observe and perform all the stipulations and conditions laid down by the Association of Apartment Owners regarding the occupation and use of the Offices in the building and shall pay and contribute regularly and punctually towards the taxes, expenses or other outgoings in accordance with the terms and conditions of this agreement.

      k) Till a conveyance of the building in which the said Offices are situated is executed, the Office Purchaser/s shall permit the Promoter and their surveyors and agents with or without workmen and others, at all reasonable times to enter into the upon the said Offices and the said land and buildings/s or any part thereof to view and examine the state and conditions thereof.

19. Nothing contained in this agreement is intended to be nor shall be construed as a grant, demise or assignment in law of the said Flats or of the said Plot and Building or any part thereof. The Purchaser/s shall have no claim save and except in respect of the said Offices hereby agreed to be sold to it and all open spaces, parking spaces, lobbies, staircases, terraces, recreation spaces etc., will remain the property of the Promoter until the said land and building/s is / are transferred to the Association of Apartment Owners as herein before mentioned.

20. Any delay tolerated or indulgence shown or omission on the part of the Promoter in enforcing the terms of this Agreement or any forbearance in giving of time to the Purchaser/s by the Promoter shall not be construed as the waiver on the part of the Promoter of any breach or noncompliance of any of the terms and conditions of this agreement by the Purchaser/s nor shall the same in any manner prejudice the rights of the Promoter.

21. The Purchaser/s shall present this agreement as well as any other deeds, documents etc., which are to be executed by the parties hereto in pursuance of these presents at the proper registration office for registration within the time limit prescribed by the Registration Act and the Promoter after receiving written intimation with a copy of the Registration receipt will attend such office and admit execution thereof.

22. All notices to be served on the Purchaser/s as contemplated by this Agreement shall be deemed to have been duly served if sent to the Purchaser/s by Under Certificate of Posting at his / her / their address/es specified in the title of this Agreement or at the address intimated in writing by the Purchaser/s after execution of this agreement.

23. This agreement shall always be subject to the Provisions of the Maharashtra Ownership Flats (Regulation of the promotion of construction, sale, management and transfer) Act, 1963 and the Maharashtra Apartment Ownership Flats Act, 1970 and the rules made thereunder.

24. The Promoter has not undertaken any responsibility nor has he agreed anything with the Purchaser/s orally or otherwise and there is no implied agreement or covenant on the part of the Promoter and the owner/s other than the terms and conditions expressly provided under this agreement.

25. After the Promoter obtaining the completion certificate in respect of the said Accommodation the Purchaser/s shall also execute such other documents such as Possession, Receipt, Indemnity, Declaration, Undertaking, Supplementary agreement, etc., as might be required by the Promoter.

26. The Purchaser/s herein shall bear and pay stamp duty and registration fees and all other incidental charges etc. in respect of this agreement and all other agreements deed of apartment of any final conveyance deed which is to be executed by the Promoter and Confirming Parties in favour of the Purchaser/s herein or Housing Society of Company in which the Purchaser/s will be member.

27. The consideration of the said Offices as agreed between the Promoter and the Purchaser herein and also as per the prevailing market rate in the subject locality, is true and fair market rate of the said Offices. This agreement is executed by the parties hereto under the Maharashtra Ownership Flats Act, 1963 and / or Maharashtra Apartment Ownership Act, 1970, and Offices Purchaser/s is/are/desire/s to pay the stamp duty for this transaction as per the Bombay Stamp Act, 1958 Schedule-I, Article 25
      (d) this transaction attracts stamp duty @ 10% of the consideration amount i.e. Rs.24,71,140/-(Rupees twenty four lacs, seventy one thousand, one hundred and forty only) and the Purchaser/s herein has paid the said stamp duty alongwith appropriate registration fees herewith. The parties hereto shall be entitled to get the aforesaid stamp duty adjusted, leviable on the conveyance, which is to be executed by the Promoter and the Owners/Confirming parties herein favour of the Purchaser.

28. If at any time, after execution if this agreement, any additional tax/duty/ charges/ premium/ cess/surcharge etc. by whatever name called, is levied or recovered or becomes payable under any statute/rule/regulation notification order/either by the Central or the State Govt. or by the local authority or by any revenue or other authority, in respect of the said land or the local authority, in respect of the said land or the said Accommodation or this Agreement or the transaction herein, shall exclusively be paid/borne by the Purchaser/s.

29. In the event of the condominium being formed and registered before the sale and disposal of all the Accommodation in the building, all the powers, authorities and rights of the Accommodation Purchaser/s herein shall be always subject to the Promoter's over all right to dispose of unsold apartment and all other rights thereon. It is specifically agreed between the parties hereto that for the unsold premises the Promoter of Owner herein shall and will not be liable or required to contribute towards the common expenses, or maintenance charges or any amount under any head towards the share in the common charges in respect of unsold premises. Nor will the Promoter be liable and required to pay any transfer charges.

30. The Promoter herein is constructing building/s on the remaining portions of the said land in phases. The Purchaser/s undertake/s that it shall not raise any objection on whatsoever ground including expenses in respect of the unsold premises. Nor will the Promoter be liable & required to pay any transfer nuisance and annoyance or shall not obstruct the construction in any manner.

                                   SCHEDULE I

All that piece and parcel of land bearing Survey No. 210, Hissa No. A, Situated at Shivajinagar, Pune 411 007, within limits of Pune Municipal Corporation and within the Registration Sub District Taluka Haveli, District Pune, admeasuring about 34 R (3400 sq. mtrs. I.e. 36,597 sq. ft.) and bounded as follows:

On or towards East      :     By Survey No. 209
On or towards South     :     By Ashoknagar Co-op. Hsg. Soc.
On or towards North     :     By Khadki Cantonment
On or towards West      :     By Survey No. 136

                                   SCHEDULE II

a.     COMMON AREAS AND FACILITIES

      1.    Open space of the plot surrounding the building.

      2.    The Terrace on Top of the Building.

      3.    Staircase from ground floor to top of the building alongwith a lift.

      4.    Drainage and drainage disposal system, water lines.

      5. Common lights, underground and overhead water tank, common pumping arrangement, electrical meters, water meters for common connections, pump sets, etc.

      6. Plants and trees existing and planted in the open space of the said land.

      7.    Open space and the structure thereon (to be constructed)

      8.    R.C.C. frame structure and foundation.

b.     RESTRICTED AREAS:

      1.    Terrace adjoining individual offices.

      2.    Individual parking space under stilts.

IN WITNESS WHEREOF the parties hereto have here unto set and subscribed their respective hands and seals on the day, month and the year first hereinabove written.

I)     SIGNED SEALED AND DELIVERED

       By the within named Proprietor
       M/s. TALWAKAR & TALWALKAR
       through its Proprietor MR. PRAMOD
       SHYAMSUNDER TALWALKAR

II)    SIGNED SEALED AND DELIVERED
       By the with named Purchaser/s
       Veritas Software India Pvt. Ltd.
       Through its Director
                           ---------

   ---------------------------------

III)   SIGNED SEALED AND DELIVERED
       By the Confirming Parties / Owners/s

       1.    MR. RAJENDRA D. PATHAK

       2.    MS. KAMAL T. NIGHOJKAR

       3.    MS. BAKUL P. PATHAK

       4.    MS. NALINI M. SARAF

      Through their Constituted Attorney

      MR. DHANANJAY T. NIGHOJKAR

   5.        i)     MR. MARHAR V. PANDIT
                    For self and as Constituted Attorney
                    for

             ii)    MR. MADHAV N. PANDIT

             iii)   MS. MEDHA N. PANDIT

             iv)    MR. MAHESH N. PANDIT

             v)     MS. MADHAVI D. THITE

IN THE PRESENCE OF:

(1)    Signature
                ----------------------------------
       Name
                ----------------------------------
       Address
                ----------------------------------

    ----------------------------------------------

(2)    Signature
                ----------------------------------
       Name
                ----------------------------------
       Address
                ----------------------------------

    ----------------------------------------------

       4. The owners after receiving possession from the Government entered into an agreement with M/s. Talwalkar and Talwalkar on 29-12-1994. That after execution of the said agreement necessary statement was furnished for clearance under Income-Tax Act 1960 (from 37-1) and No objection certificate was issued by the Appropriate Authority by their order dated : 30-3-1995 no. PN-3190/94-95.

              That the said property was converted to non-agricultural use by paying necessary amount as ordered by the Collector, Pune, and the said amount was actually paid on 15-2-1996.

              That the Pune Municipal Corporation has also issued commencement certificate after approving plans submitted to Pune Municipal Corporation by their letter No. 5918 dated 02-01-1996.

              That the Competent Authority under the Urban Land (Ceiling and Regulations) Act, 1976, has declared that the said property is not excess land by its order dated 21-10-1995.

              I have gone through the agreement entered into by owners with M/s. Talwalkar and Talwalkar and also perused all documents referred above.

              I am therefore, of the opinion that the owners of the said land have good marketable title and from history given above the question of Hindu Undivided Family or any co-parcener has any interest in the said property does not arise as the share of Bhagwant Pandit was given to Rajendra Pathak by will and Sitaram Pandit had no male issue and his daughter got the share and therefore, the owners of the land have good marketable title and the property is free from all the encumbrances and developers have every right to transfer the said property or create charge on the said property and to entered into agreement with prospective Purchasers. On the basis of agreement entered into by the Owners M/s. Talwalkar and Talwalkar and Power of Attorney executed by the owners.

Hence, this report.


(G.P. SAHASRABUDHE)
   ADVOCATE

                                  ANNEXURE `A'

                                  TITLE REPORT

The title-Report in respect of the property bearing Survey No. 210-A, Bhamburda (Shivaji Nagar), Pune, (Hereinafter called as the "SAID PROPERTY")

1. That the said property was formerly owned by Shri. Bhagwant Trimbak Pandit and Sitaram Yashwant Pandit alongwith his mother Smt. Yamunabai Pandit. The said land was ancestral property and Bhagwant Trimbak Pandit had 1/2 share and Sitaram Pandit alongwith his mother Yamunavay had 1/2 shaRE Bhagwant Trimbak Pandit was a bachelor and he executed a will and after his death Mr. Rajendra Dattatraya Pathak became the owner to whom 1/2 share in the said property was bequeathed by Bhagwant Trimbak Pandit. Sitaram Yashwant Pandit has no male issue and he has four daughters namely Kamal Trimbak Nighojkar, Mukul Prabhakar Pathak, Nalini Manohar Saraf and Ratnashailaja Narhar Pandit and wife Janakibai Sitaram Pandit. After the death of Sitaram Pandit devolved on his four daughters, as Sitaram's mother Yamunabai Yashwant Pandit who had share in the property also expired and her share also devolved upon four daughters of Sitaram Pandit. After the demise of Sitaram Pandit Mrs. Ratnashailaja Narhar Pandit also expired leaving behind her two sons, two daughters and husband Narhar Waman Pandit. This, each daughter of Sitaram had 1/4 share in Sitaram's 1/2 share i.e. each daughter had 1/8 share in the said property.

2. That the said property was firstly requisitioned by the then Government of India for defence purposes and defence department took the possession of the same in 1941. The said requisition order specifically states that the land is taken for military purposes during the period of war and six months thereafter. However, the Government failed to restore the said land to original owners and on the top of it tried to acquire the said land and refused to hand over the possession on one ground or the other and therefore, special civil suit no. 40-1971 was filed against the Government and the said suit was decreed in favour of Bhagwantrao Pandit and Sitaram Pandit, appeal to High Court was also dismissed. Thereafter the Government filed a petition in the Supreme Court of India against the order of the High Court, Bombay and Government agreed to hand over the possession and thus actual possession was handed over by Government on 28th November, 1994.

3. That from 1941 till the possession was handed over there was no possibility of any transaction in respect of the said property. The thirty year search also indicated that no transaction was ever made in respect of the said property.

                                  ANNEXURE `E'

                 SPECIFICATIONS TO BE PROVIDED IN THE PREMISES
                  AT SURVEY NO. 210 A, SHIVAJINAGAR, PUNE FOR

                     VERITAS SOFTWARE INDIA PRIVATE LIMITED

1. RCC frame structure with 6" thick solid bricks for internal and external walls with sand faced plaster externally and neeru plaster internally. All dimensions are from wall to wall before plaster.

2. Flooring : Plain Ceramic floor tiles of size 12" x 12" except entrance. Marble flooring for entrance lobby on each floor. Skirting of plain Ceramic tiles 4" high.

3. Sanitary & Plumbing : Concealed plumbing in G.I. `B' class pipes, with necessary drainage and sanitary lines. European W.C. with flushing Cistern and wash basin in toilets. All sanitary fixtures of `Parryware'. All sanitary fittings of `DANUM' make.

4. Doors : Flush Doors with Veneer Teak on external face. For toilet doors water proof plywood doors shall be provided.

5.    Windows : Anodised/Powder coated aluminium windows with sealant.

6. Electrical installation : Concealed wiring with copper conductors. All cables used shall be of `FINOLEX' make and electrical layout shall be supplied by the Purchaser. All switchboards to be white and fittings of anchor or similar make.

7. Painting : Cement Paint externally and oil bound distemper internally. If the Purchaser wants any other type of paint internally, difference shall be charged. Internal colour selection shall be by the Purchaser.

8.    Terrace : China mosaic/IPS flooring.

9. Parking : Shall be finished neatly with tiles or concrete, and ceiling columns shall be painted with cement paint.

10. General : Lighting in common areas, Land scaping for area around the building, fire fighting arrangement as per specifications of PMC. Two elevators in the building.

11.  Height below beams shall be 8'-3" upto lower floor slab.

                                  ANNEXURE - D

                          DETAILS OF ACCOMMODATION ETC.

Built-up area in 959.12 SQ. MTRS. i.e. 10,324 SQ. FT. approx.

1.    Office Nos. 1 & 2 in "A" Wing in 1ST & 2ND floor.

2.    Direction of Accommodation_________________________________________

3.    Parking Lot Nos. 14,15,16,17,18 & 19 in the same biulding.

4.    Terrace area_______________sq. mtrs._____________________sq. ft.

Total: Built-up 959.12 SQ. MTRS. sq. mtrs. i.e. 10,324 SQ. FT.
       Carpet 854 SQ. MTRS. 9,188 SQ. FT.


                                   DECLARATION

The Purchaser/s declare/s that he/she/ they has / have read the agreement got translated the same and is fully aware therein and thereafter same have been executed by all parties and thereafter received the stamped copy of this Agreement.

                                          1)_________________________________


                                          2)_________________________________

                                  BOOKING DATA

Name of the Purchaser VERITAS SOFTWARE INDIA PVT. LTD. through its

Director__________________________________

Age about_________________________________years

Occupation________________________________

Address of the Purchaser/s 1179/3, SHIVAJINAGAR, MODERN COLLEGE ROAD, PUNE 411 005.

PREMISES BOOKED : Building No. "A" Office Nos. 1 & 2 (ONE AND TWO) on 1ST & 2ND floors above parking. Admeasuring Built-up area of 10,324 SQ.FT. i.e.
959.12 SQ.MTRS. approx.

Parking Space Nos. 14,15,16,17,18 & 19 in Building No. "A"

Price of Accommodation RS. 2,47,11,400/-

(Rupees in Words) TWO CRORES FORTY SEVEN LACS, ELEVEN THOUSAND, FOUR HUNDRED
ONLY).

Earnest Money RS. 11,75,000/-
(Rupees in Words) ELEVEN LACS SEVENTY FIVE THOUSAND ONLY.
BY CHEQUE NO. 282926 DATED 29TH MARCH, 1996. DRAWN ON CITI BANK, MUMBAI.